Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS PRELIMINARY THIRD QUARTER RESULTS

REDWOOD CITY, Calif., October 4, 2012 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of data integration software, today announced preliminary financial results for the third quarter ended September 30, 2012. Informatica will report complete and final results for the third quarter on October 25, 2012.
Informatica expects total revenues for the third quarter of 2012 to be in the range of $189 million to $191 million. License revenues are expected to be in the range of $65 million to $67 million and service revenues are expected to be in the range of $123 million to $125 million.
Earnings per share for the third quarter of 2012, calculated in accordance with U.S. generally accepted accounting principles (GAAP) are expected to be in the range of $0.13 to $0.15 per diluted share. Non-GAAP earnings per share for the third quarter are expected to be in the range of $0.25 to $0.27 per diluted share. Non-GAAP earnings per diluted share exclude approximately $0.12 per share in charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities acquisition-related adjustments and stock-based compensation.
“While overall customer demand for our products increased from the second quarter to the third quarter of 2012, most of our revenue shortfall in the third quarter was in Europe, where we fell well short of our own expectations,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “Despite improving operational results in the US and Asia Pacific relative to our second quarter 2012 results, the disappointing European results reflect continued operational challenges that we are taking aggressive steps to address. Under our new worldwide sales leader, we remain focused on implementing the changes necessary to pursue our market opportunity.”

“As we have previously stated, our tax rate is very sensitive to the geographic mix of business. The revenue shortfall in Europe will cause a significant increase in our tax rate for the third quarter and the full year 2012, and is expected to negatively impact earnings per share by approximately $0.02 in the third quarter,” said Earl Fry, chief financial officer, chief administration officer and executive vice president, global customer support, Informatica.
These preliminary financial results are based on management's initial analysis of operations for the quarter ended September 30, 2012 and subject to the final results for the third quarter, which Informatica will announce on October 25, 2012.
There is no conference call scheduled in association with this announcement. Informatica will be discussing its final third quarter 2012 results on a conference call on October 25, 2012 beginning at 2:00 p.m. PDT / 5:00 p.m. EDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. The call will be available at (866) 799-9311, reservation number 69298883. A replay of the call will also be available by dialing (404) 537-3406, reservation number 69298883.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica for maximizing return on data to drive their top business imperatives. Worldwide, nearly 5,000 enterprises depend on Informatica to fully leverage their information assets residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of

Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the expected ranges for revenues and GAAP and non-GAAP earnings per share for the third quarter of 2012, as well as the impact of Informatica's tax rate on earnings per share. The forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include the review of the third quarter results and quarter-end accounting procedures. Additional risks and uncertainties are included in our periodic reports filed with the SEC and are available on our investor relations website at http://www.informatica.com. Informatica assumes no obligation to update any forward-looking information contained in this press release.

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Note: Informatica is a trademark or registered trademark of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.